EXHIBIT 99.1

Company:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732)240-4500, ext. 7506

Fax: (732)349-5070

email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES QUARTERLY EARNINGS AND

CONTINUATION OF QUARTERLY DIVIDEND

TOMS RIVER, NEW JERSEY, April 20, 2006...OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced diluted earnings per share of $.36 for the quarter ended March 31, 2006. The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended March 31, 2006 —to be paid on May 12, 2006, to shareholders of record on April 28, 2006.

In making today’s announcement, John R. Garbarino, Chairman, President and Chief Executive Officer said, “On behalf of the Board of Directors I am pleased to announce our thirty-seventh consecutive quarterly cash dividend reflective of consistent delivery of solid earnings into our tenth year as a public company.”

Results of Operations

Net interest income for the three months ended March 31, 2006 amounted to $15.4 million, as compared to $15.2 million in the same prior year period, reflecting higher levels of interest-earning assets partly offset by a lower net interest margin. Average interest-earning assets increased by $104.5 million for the three months ended March 31, 2006 as compared to the same prior year period. The growth was concentrated in average loans receivable which grew $148.4 million, or 9.6%. The loan growth was funded by average interest-bearing deposits which grew $53.4 million, or 4.5% and by average borrowed funds which grew $41.2 million. The net interest margin decreased to 3.25% for the three months ended March 31, 2006 from 3.39% in the same prior year period. The yield on interest-earning assets increased to 5.87%, as compared to 5.43% for the same prior year period. The asset yield for the current quarter benefited from $463,000 of income relating to an equity investment. The comparable benefit for the prior year period was $443,000. The cost of interest-bearing liabilities increased to 2.87% for the three months ended March 31, 2006, as compared to 2.25% in the same prior year period.

Other income decreased to $4.4 million for the three months ended March 31, 2006 from $5.9 million in the same prior year period. For the three months ended March 31, 2006, the Company recorded a gain of $1.7 million on the sale of loans, as compared to a gain of $3.3 million in the same prior year period. Loans sold for the three month period ended March 31, 2006 decreased to $95.7 million from $160.8 million in the same prior year period. Most of the decline in sales volume occurred at the Company’s mortgage banking subsidiary, Columbia Home Loans, LLC. The decline experienced at Columbia is partly reflective of declines experienced industry-wide. Additionally, staff turnover in the wholesale alternative credit channel adversely affected sale volume. In light of continuing pressure on volume and margins,

Columbia implemented plans to consolidate lending channels to a more centralized platform designed to improve efficiency and reduce operating costs. The consolidation also adversely impacted the volume of loan sales.

Fees and service charges increased $165,000, or 7.6%, for the three months ended March 31, 2006, as compared to the same prior year period primarily related to fees from reverse mortgage loans, a new emphasis for the Company, as well as fees from private mortgage insurance.

Operating expenses amounted to $13.2 million for the three months ended March 31, 2006, as compared to $13.4 million for the corresponding prior year period. The decrease was in loan related costs for compensation and marketing.

Financial Condition

Loans receivable net, increased by $34.0 million, or 8.2% on an annualized basis, at March 31, 2006 as compared to December 31, 2005. Deposits increased to $1,372.9 million at March 31, 2006 from $1,356.6 million at December 31, 2005.

Stockholders’ equity decreased by $3.0 million to $135.8 million at March 31, 2006, as compared to $138.8 million at December 31, 2005. For the quarter, 276,298 common shares were repurchased at a total cost of $6.5 million. Under the 10% repurchase program authorized by the Board of Directors in October 2005, 419,386 shares remain to be purchased as of March 31, 2006. The cost of share repurchases was partly offset by net income, proceeds from stock option exercises and related tax benefit, and Employee Stock Ownership Plan amortization.

Asset Quality

The Company’s non-performing assets totaled $1.9 million at March 31, 2006 unchanged as compared to December 31, 2005. For the quarter ended March 31, 2006 the Company realized a net loan recovery of $4,000.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $2.0 billion in assets and eighteen branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	March 31, 2006	December 31, 2005	March 31, 2005
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$24,010	$31,108	$44,575
Investment securities available for sale	83,978	83,861	85,616
Federal Home Loan Bank of New York stock, at cost	22,279	21,792	20,650
Mortgage-backed securities available for sale	80,333	85,025	115,599
Loans receivable, net	1,688,525	1,654,544	1,507,193
Mortgage loans held for sale	31,031	32,044	40,736
Interest and dividends receivable	7,374	7,089	6,261
Real estate owned, net	245	278	288
Premises and equipment, net	16,345	16,118	16,058
Servicing asset	9,578	9,730	9,105
Bank Owned Life Insurance	36,271	36,002	35,263
Intangible Assets	1,246	1,272	1,350
Other assets	7,282	6,494	7,225

Total assets	$2,008,497	$1,985,357	$1,889,919

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,372,928	$1,356,568	$1,298,209
Securities sold under agreements to repurchase with retail customers	50,972	54,289	49,194
Securities sold under agreements to repurchase with the Federal Home Loan Bank	44,000	59,000	101,000
Federal Home Loan Bank advances	380,000	354,900	284,000
Subordinated debenture and other borrowings	5,800	5,000	—
Advances by borrowers for taxes and insurance	8,868	7,699	8,026
Other liabilities	10,093	9,117	14,846

Total liabilities	1,872,661	1,846,573	1,755,275

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 12,494,153, 12,698,505, and 12,831,281 shares outstanding at March 31, 2006, December 31, 2005 and March 31, 2005, respectively	272	272	272
Additional paid-in capital	198,439	197,621	194,660
Retained earnings	166,139	164,613	159,454
Accumulated other comprehensive loss	(1,476)	(1,223)	(1,547)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(7,196)	(7,472)	(8,357)
Treasury stock, 14,683,219, 14,478,867 and 14,346,091 shares at March 31, 2006, December 31, 2005 and March 31, 2005, respectively	(220,342)	(215,027)	(209,838)
Common stock acquired by Deferred Compensation Plan	1,495	1,383	1,341
Deferred Compensation Plan Liability	(1,495)	(1,383)	(1,341)

Total stockholders’ equity	135,836	138,784	134,644

Total liabilities and stockholders’ equity	$2,008,497	$1,985,357	$1,889,919

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended March 31,
	2006	2005
	(Unaudited)
Interest income:
Loans	$25,019	$21,773
Mortgage-backed securities	874	1,094
Investment securities and other	1,893	1,454

Total interest income	27,786	24,321

Interest expense:
Deposits	7,080	4,692
Borrowed funds	5,289	4,452

Total interest expense	12,369	9,144

Net interest income	15,417	15,177

Provision for loan losses	50	50

Net interest income after provision for loan losses	15,367	15,127

Other income:
Loan servicing income	126	41
Fees and service charges	2,347	2,182
Net gain on sales of loans and securities available for sale	1,680	3,340
Income from Bank Owned Life Insurance	268	273
Other	6	37

Total other income	4,427	5,873

Operating expenses:
Compensation and employee benefits	7,378	7,529
Occupancy	1,184	1,069
Equipment	626	634
Marketing	307	698
Federal deposit insurance	134	125
Data processing	906	783
General and administrative	2,641	2,531

Total operating expenses	13,176	13,369

Income before provision for income taxes	6,618	7,631
Provision for income taxes	2,304	2,685

Net income	$4,314	$4,946

Basic earnings per share	$0.37	$0.41

Diluted earnings per share	$0.36	$0.40

Average basic shares outstanding	11,721	11,971

Average diluted shares outstanding	12,107	12,468

Cash earnings (1)	$5,026	$5,697

Diluted cash earnings per share	$0.42	$0.46

(1)	Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At March 31, 2006	At December 31, 2005	At March 31, 2005
STOCKHOLDERS’ EQUITY

Stockholders’ equity to total assets	6.76%	6.99%	7.12%
Common shares outstanding (in thousands)	12,494	12,699	12,831
Stockholders’ equity per common share	$10.87	$10.93	$10.49
Tangible stockholders’ equity per common share	10.77	10.83	10.39

ASSET QUALITY

Allowance for loan losses	$10,515	$10,460	$10,735
Nonperforming loans	1,612	1,595	2,736
Nonperforming assets	1,857	1,873	3,024
Allowance for loan losses as a percent of total loans receivable	0.61%	0.62%	0.69%
Allowance for loan losses as a percent of nonperforming loans	652.30	655.80	392.36
Nonperforming loans as a percent of total loans receivable	0.09	0.09	0.18
Nonperforming assets as a percent of total assets	0.09	0.09	0.16

	For the three months ended March 31,
	2006	2005
PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets	0.87%	1.05%
Return on average stockholders’ equity	12.63	14.50
Interest rate spread	3.00	3.18
Interest rate margin	3.25	3.39
Operating expenses to average assets	2.65	2.83
Efficiency ratio	66.40	63.51

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the three months ended March 31,
	2006	2005
Net income	$4,314	$4,946
Add: Employee stock plans amortization expense	801	845
Amortization of intangible assets	26	26
Less: Tax benefit (1)	(115)	(120)

Cash earnings	$5,026	$5,697

Basic cash earnings per share	$0.43	$0.48

Diluted cash earnings per share	$0.42	$0.46

(1)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At March 31, 2006	At December 31, 2005
Real estate:
One- to four-family	$1,215,885	$1,187,226
Commercial real estate, multi- family and land	275,293	281,585
Construction	21,194	22,739
Consumer	156,861	146,911
Commercial	62,763	61,637

Total loans	1,731,996	1,700,098

Loans in process	(6,706)	(7,646)
Deferred origination costs, net	4,781	4,596
Allowance for loan losses	(10,515)	(10,460)

Total loans, net	1,719,556	1,686,588
Less: mortgage loans held for sale	31,031	32,044

Loans receivable, net	$1,688,525	$1,654,544

Mortgage loans serviced for others	$908,627	$910,272
Loan pipeline	277,659	293,934

	For the three months ended March 31,
	2006	2005
Loan originations	$237,992	$274,425
Loans sold	95,735	160,771
Net charge-offs (recovery)	(4)	3

DEPOSITS

	At March 31, 2006	At December 31, 2005
Type of Account

Non-interest bearing	$119,653	$120,188
Interest-bearing checking	382,610	381,787
Money market deposit	127,596	125,169
Savings	233,599	242,689
Time deposits	509,470	486,735

	$1,372,928	$1,356,568

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTER ENDED MARCH 31
	2006			2005
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short-term investments	$8,174	$90	4.40%	$15,811	$96	2.43%
Investment securities (1)	84,637	1,537	7.26	85,942	1,191	5.54
FHLB stock	22,478	266	4.73	20,377	167	3.28
Mortgage-backed securities (1)	84,234	874	4.15	121,217	1,094	3.61
Loans receivable, net (2)	1,695,108	25,019	5.90	1,546,749	21,773	5.63

Total interest-earning assets	1,894,631	27,786	5.87	1,790,096	24,321	5.43

Non-interest-earning assets	94,326			101,503

Total assets	$1,988,957			$1,891,599

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$740,520	2,712	1.46	$723,493	1,576	0.87
Time deposits	498,543	4,368	3.50	462,209	3,116	2.70

Total	1,239,063	7,080	2.29	1,185,702	4,692	1.58
Borrowed funds	483,994	5,289	4.37	442,815	4,452	4.02

Total interest-bearing liabilities	1,723,057	12,369	2.87	1,628,517	9,144	2.25

Non-interest-bearing deposits	117,958			109,120
Non-interest-bearing liabilities	11,332			17,541

Total liabilities	1,852,347			1,755,178
Stockholders’ equity	136,610			136,421

Total liabilities and stockholders’ equity	$1,988,957			$1,891,599

Net interest income		$15,417			$15,177

Net interest rate spread (3)			3.00%			3.18%

Net interest margin (4)			3.25%			3.39%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.